Exhibit 10.87










                                CREDIT AGREEMENT


                                   dated as of


                                February 29, 2000


                                      among

                              TRITON ENERGY LIMITED


                            The Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent.





                           ___________________________

                             CHASE SECURITIES INC.,
                                as Lead Arranger

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                    ARTICLE I

                                     Definitions
SECTION  1.01.          Defined  Terms.                                       1
SECTION  1.02.          Classification  of  Loans  and  Borrowings.          14
SECTION  1.03.          Terms  Generally.                                    14
SECTION  1.04.          Accounting  Terms;  GAAP                             14

                                   ARTICLE II

                                     The Credits
SECTION  2.01.          Commitments.                                         15
SECTION  2.02.          Loans  and  Borrowings.                              15
SECTION  2.03.          Requests  for  Revolving  Borrowings.                15
SECTION  2.04.          Letters  of  Credit                                  16
SECTION  2.05.          Funding  of  Borrowings.                             19
SECTION  2.06.          Interest  Elections.                                 19
SECTION  2.07.          Termination  and  Reduction  of  Commitments.        20
SECTION  2.08.          Repayment  of  Loans;  Evidence  of  Debt.           20
SECTION  2.09.          Prepayment  of  Loans.                               21
SECTION  2.10.          Fees.                                                22
SECTION  2.11.          Interest.                                            22
SECTION  2.12.          Alternate  Rate  of  Interest.                       23
SECTION  2.13.          Increased  Costs.                                    23
SECTION  2.14.          Break  Funding  Payments.                            24
SECTION  2.15.          Taxes.                                               24
SECTION  2.16.          Payments Generally; Pro Rata Treatment;
                        Sharing of Set-offs.                                 25
SECTION  2.17.          Mitigation  Obligations;  Replacement of Lenders.    26
SECTION  2.18.          Borrowing  Base                                      27

                                   ARTICLE III

                            Representations and Warranties
SECTION  3.01.          Organization;  Powers.                               28
SECTION  3.02.          Authorization;  Enforceability.                      28
SECTION  3.03.          Governmental  Approvals;  No  Conflicts.             28
SECTION  3.04.          Financial  Condition; No Material Adverse Change.    28
SECTION  3.05.          Properties.                                          28
SECTION  3.06.          Litigation  and  Environmental  Matters.             29
SECTION  3.07.          Compliance  with  Laws  and  Agreements.             29
SECTION  3.08.          Investment  and  Holding  Company  Status.           29
SECTION  3.09.          Taxes.                                               29
SECTION  3.10.          ERISA.                                               29
SECTION  3.11.          Disclosure.                                          29
SECTION  3.12.          Year  2000.                                          30
SECTION  3.13.          Regulation  U                                        30
SECTION  3.14.          Subsidiaries                                         30
SECTION  3.15.          Outside  Letters  of  Credit                         30

                                   ARTICLE IV

                                      Conditions
SECTION  4.01.          Effective  Date.                                     30
SECTION  4.02.          Each  Credit  Event.                                 31

                                    ARTICLE V

                                Affirmative Covenants
SECTION  5.01.          Financial  Statements;  Ratings Change and
                        Other Information.                                   31
SECTION  5.02.          Notices  of  Material  Events.                       32
SECTION  5.03.          Existence;  Conduct  of  Business.                   33
SECTION  5.04.          Payment  of  Obligations.                            33
SECTION  5.05.          Maintenance  of  Properties;  Insurance.             33
SECTION  5.06.          Books  and  Records;  Inspection  Rights.            33
SECTION  5.07.          Compliance  with  Laws.                              33
SECTION  5.08.          Use  of  Proceeds  and  Letters  of  Credit.         33
SECTION  5.09.          Engineering  Reports                                 33

                                   ARTICLE VI

                                  Negative Covenants
SECTION  6.01.          Indebtedness.                                        34
SECTION  6.02.          Liens.                                               35
SECTION  6.03.          Fundamental  Changes.                                36
SECTION  6.04.          Investments,  Loans,  Advances,  Guarantees
                        and Acquisitions.                                    36
SECTION  6.05.          Hedging  Agreements.                                 37
SECTION  6.06.          Restricted  Payments.                                37
SECTION  6.07.          Transactions  with  Affiliates.                      37
SECTION  6.08.          Restrictive  Agreements.                             38
SECTION  6.09.          Net  Debt  to  EBITDA  Ratio                         38
SECTION  6.10.          Ratio  of  EBITDA  to  Interest  Expense             38
SECTION  6.11.          Asset  Disposition                                   38

                                   ARTICLE VII

                                  Events of Default
SECTION  7.01.          Events  of  Default.                                 38

                                  ARTICLE VIII

                               The Administrative Agent

                                   ARTICLE IX

                                    Miscellaneous
SECTION  9.01.          Notices.                                             41
SECTION  9.02.          Waivers;  Amendments.                                42
SECTION  9.03.          Expenses;  Indemnity;  Damage  Waiver.               42
SECTION  9.04.          Successors  and  Assigns.                            43
SECTION  9.05.          Survival.                                            45
SECTION  9.06.          Counterparts;  Integration;  Effectiveness.          45
SECTION  9.07.          Severability.                                        45
SECTION  9.08.          Right  of  Setoff.                                   45
SECTION  9.09.          Governing  Law;  Jurisdiction; Consent to
                        Service of Process.                                  46
SECTION  9.10.          WAIVER  OF  JURY  TRIAL.                             46
SECTION  9.11.          Headings.                                            46
SECTION  9.12.          Confidentiality.                                     46
SECTION  9.13.          Interest  Rate  Limitation.                          47
SECTION  9.14           U.S.  Dollars  of  the  Essence                      47
SECTION  9.15           Waiver  of Sovereign Immunity; Commercial Activity   47




                                   SCHEDULES:
                                   ---------
Schedule  1.01A  -    Investments
Schedule  2.01   -    Commitments
Schedule  3.06   -    Disclosed  Matters
Schedule  3.14   -    Subsidiaries
Schedule  3.15   -    Outside  Letters  of  Credit
Schedule  6.01   -    Existing  Indebtedness
Schedule  6.02   -    Existing  Liens
Schedule  6.08   -    Existing  Restrictions



EXHIBITS:
--------

Exhibit  A       -    Form  of  Assignment  and  Acceptance
Exhibit  B-1     -    Form  of  Opinion of Borrower's Special Counsel
Exhibit  B-2     -    Form of Opinion of Borrower's Cayman Islands Counsel
Exhibit  C       -    Form  of  Borrowing  Request
Exhibit  D       -    Form  of  Interest  Election  Request

          This CREDIT AGREEMENT (the "Agreement") is among Triton Energy Limited, a Cayman Islands company (the "Borrower"), the lenders party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent, for such lenders.

          The  parties  hereto  agree  as  follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

          SECTION  1.01.     Defined  Terms.   As  used  in  this Agreement, the
                             ---------------
following  terms  have  the  meanings  specified  below:

          "ABR",  when  used  in  reference  to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Additional  Reports"  has  the  meaning  defined  in  Section  5.09.
           -------------------

          "Adjusted  LIBO  Rate" means, with respect to any Eurodollar Borrowing
           --------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as  administrative  agent  for  the  Lenders  hereunder.

          "Administrative  Questionnaire"  means an Administrative Questionnaire
           -----------------------------
in  a  form  supplied  by  the  Administrative  Agent.

          "Affiliate"  means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate  Base  Rate"  means, for any day, a rate per annum equal to
           ---------------------
the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable  Percentage"  means,  with  respect  to  any  Lender,  the
           ----------------------
percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "Applicable  Rate"  means,  for  any  day,  with  respect  to  any ABR
           ----------------
Revolving Loan or Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, or with respect to the Performance Letter of Credit Fees or Financial Letter of Credit Fees, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread", "Commitment Fee", "Performance Letter of Credit Fee" or "Financial Letter of Credit Fee", as the case may be, based upon the Borrowing Base Utilization and the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:



                                                         Equal to or greater
 Borrowing Base                                           than 33% but less
  Utilization                           Less than 33%    than or equal to 66%   Greater than 66%



Eurodollar Spread                  Category   Category   Category   Category   Category   Category
                                       I         II          I         II          I         II
                                       2.25%      2.50%      2.50%      2.75%      2.75%      3.00%
ABR Spread                             1.25%      1.50%      1.50%      1.75%      1.75%      2.00%
Commitment Fee                         0.75%      0.75%      0.75%      0.75%      0.75%      0.75%
Performance Letter of Credit Fee       1.35%      1.50%      1.50%      1.65%      1.65%      1.80%
Financial Letter of Credit Fee         2.25%      2.50%      2.50%      2.75%      2.75%      3.00%


Category I - Index Debt of the Borrower is rated BB+ or higher by S&P or Ba1or higher by Moody's.

Category II - Index Debt of the Borrower is not rated BB+ or higher by S&P and is not rated Ba1 or higher by Moody's.

          Notwithstanding the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category II; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more lower than the other, in which case the Applicable Rate shall be determined by reference to Category II; (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01(f) hereof or otherwise; and (iv) changes to Borrowing Base Utilization are effective on the date of the change, whether as a result of a change in the Borrowing Base or a change in the Revolving Credit Exposure. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Assessment  Rate"  means,  for any day, the annual assessment rate in
           ----------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of
                                                --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent and the Assignor and Assignee.

          "Availability  Period"  means  the  period  from  and  including  the
           --------------------
Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Base  CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
           -------------
multiplied  by  the  Statutory  Reserve  Rate  plus  (b)  the  Assessment  Rate.

          "Board"  means the Board of Governors of the Federal Reserve System of
           -----
the  United  States  of  America.

          "Borrower"  is  defined  in  the  first  paragraph  of this Agreement.
           --------

          "Borrowing" means Revolving Loans of the same Type, made, converted or
           ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing  Base"  is  defined  in  Section  2.18.
           ---------------

          "Borrowing  Base  Utilization"  means,  as  of  any  day, the fraction
           ----------------------------
expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures plus Outside LC Exposure for all Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

          "Borrowing  Request"  means  a request by the Borrower for a Revolving
           ------------------
Borrowing  in  accordance  with  Section  2.03.

          "Business  Day"  means any day that is not a Saturday, Sunday or other
           -------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the  term  "Business Day" shall also exclude any day on which banks are not open
            ------------
for  dealings  in  dollar  deposits  in  the  London  interbank  market.

          "Capital  Lease  Obligations"  of  any Person means the obligations of
           ---------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change  in  Control" means (a) the acquisition of ownership, directly
           -------------------
or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than by any Person or group possessing, as of the date of this Agreement, more than 15% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower.

          "Change  in Law" means (a) the adoption of any law, rule or regulation
           --------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code"  means  the Internal Revenue Code of 1986, as amended from time
           ----
to  time.

          "Commitment"  means,  with  respect  to each Lender, the commitment of
           ----------
such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 or Section 7.01 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed all or part of its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $150,000,000.

          "Completion  Guaranty"  shall  mean,  with  respect  to  any  Project
           --------------------
Financing, any unsecured interim construction guaranty of completion of the construction of the project which is financed with such Project Financing, provided that in no event shall "Completion Guaranty" include any obligation of
--------
the  Borrower  or  any  Subsidiary  of  the  Borrower  to  pay  money.

          "Consolidated"  refers  to  the  consolidation  of the accounts of the
           ------------
Borrower and its Subsidiaries (other than Project Finance Subsidiaries) in accordance with GAAP.

          "Consolidated  Group"  means  the  Borrower  and  its  Consolidated
           -------------------
Subsidiaries.

          "Consolidated Net Interest Expense" means, for the Consolidated Group,
           ---------------------------------
for any period, the Consolidated interest expense included in a Consolidated income statement (net of interest income) for such period, determined in accordance with GAAP, in respect of such Consolidated Group, including, without limitation or duplication (or, to the extent not so included, with the addition of), to the extent allocable to such period, (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (ii) the amortization of original issue discounts; (iii) any interest payments or fees with respect to bankers acceptances or similar facilities, (iv) Restricted Preferred Interest dividends or distributions payable during such period; and (v) any other interest capitalized under GAAP.

          "Consolidated  Net  Debt"  means, for the Consolidated Group, (a) on a
           -----------------------
Consolidated basis, all obligations (determined under GAAP) for borrowed money or with respect to deposits or advances of any kind, all Capital Lease Obligations and all obligations evidenced by bonds, debentures, notes or similar instruments, plus (b) the OCENSA Swap Obligation, minus (c) cash and cash equivalents and plus (d) the positive amount, if any, that accounts payable exceed accounts receivable (determined under GAAP).

          "Control"  means  the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------         ----------

          "Default"  means  any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed  Matters"  means the actions, suits and proceedings and the
           ------------------
environmental  matters  disclosed  in  Schedule  3.06.

          "dollars"  or  "$"  refers  to  lawful  money  of the United States of
           -------        -
America.

          "EBITDA" means, for the Consolidated Group, for any period, the sum of
           ------
(i) the Consolidated net income (or loss) for such period determined in accordance with GAAP plus (ii) to the extent included in the determination of
                        ----
such  net  income  (or  loss),  the  Consolidated  charges  for  such period for interest,  depreciation,  depletion  and  amortization  plus  (or, if there is a
                                                        ----
benefit  from  income  taxes,  minus)  (iii)  to  the  extent  included  in  the
                               -----
determination of such net income, the amount of the provision for or benefit from income taxes; provided, however, that in determining such Consolidated net
                    --------  -------
income, such Consolidated charges and such provision for or benefit from income taxes, there shall be excluded therefrom (to the extent otherwise included therein) (a) the net income (or loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for or benefit from income taxes of, any Person acquired by a member of the Consolidated Group in a pooling-of-interest transaction for any period prior to the date of such transaction, (b) the net income (but not loss) of, charges for interest, depreciation, depletion and amortization of, and such provision for (but not benefit from) income taxes of, any member of the Consolidated Group (other than the Borrower) which is subject to any restriction which prevents the payment of dividends or the making of distributions on the capital stock, partnership interests or other ownership interests of such Person to the extent of such restrictions, (c) pre-tax gains or losses on the sale, transfer or other disposition of any Property by any member of the Consolidated Group, other than assets sold in the ordinary course of business, (d) all extraordinary gains and extraordinary losses, prior to applicable income taxes, and (e) any item constituting the cumulative effect of a change in accounting principles, prior to applicable income taxes and (f) all expenses from the writedown of capitalized exploration costs and the writedown of capitalized costs through the application of the full cost ceiling limitation as prescribed by the SEC.

          "Effective  Date"  means the date on which the conditions specified in
           ---------------
Section  4.01  are  satisfied  (or  waived  in  accordance  with  Section 9.02).

          "Environmental  Laws"  means  all  laws,  rules,  regulations,  codes,
           -------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA"  means the Employee Retirement Income Security Act of 1974, as
           -----
amended  from  time  to  time.

          "ERISA  Affiliate"  means  any  trade  or  business  (whether  or  not
           ----------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section  414  of  the  Code.

          "ERISA  Event" means (a) any "reportable event", as defined in Section
           ------------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar",  when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event  of  Default"  has the meaning assigned to such term in Article
           ------------------
VII.
          "Excluded  Taxes" means, with respect to the Administrative Agent, any
           ---------------
Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

          "Federal  Funds  Effective  Rate"  means,  for  any  day, the weighted
           -------------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial  Letter of Credit" means a Letter of Credit qualifying as a
           ---------------------------
"financial  guarantee-type  letter  of  credit" under 12 CFR Part 3, Appendix A,
Section 3(b)(1)(i) or any successor U.S. Comptroller of the Currency regulation.

          "Financial  Officer"  means  the  chief  financial  officer, principal
           ------------------
accounting  officer,  treasurer  or  controller  of  the  Borrower.

          "Foreign  Lender" means any Lender that is organized under the laws of
           ---------------
a jurisdiction other than the United States of America, each State thereof and the District of Columbia.

          "FPSO  Obligation" means obligations of the Borrower or any Subsidiary
           ----------------
under a charter lease agreement for a floating production, storage and off-loading tanker facility for the purpose of developing Borrower's Hydrocarbons in Equatorial Guinea if (a) payments thereunder do not exceed $27,500,000 in any calendar year and (b) the Lease Term is less than 3 years. "Lease Term" means any fixed term and any period or periods covered by an option to renew at a sufficiently low rental or sufficiently high penalty that the exercise of the option is reasonably assured, as amended, waived or modified, unless such amendment, waiver or modification thereto materially changes the amounts payable thereunder or its Lease Term as determined by the Administrative Agent in its reasonable discretion.

          "GAAP"  means  generally  accepted accounting principles in the United
           ----
States  of  America.

          "Governmental  Authority" means the government of the United States of
           -----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee"  of  or  by  any  Person  (the  "guarantor")  means  any
           ---------                                   ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                      ----------------
indirectly,  and  including any obligation of the guarantor, direct or indirect,
(a)  to  purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                             --------
endorsements  for  collection  or  deposit  in  the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging  Agreement"  means  any  interest  rate protection agreement,
           ------------------
foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Hydrocarbons"  shall  mean  oil,  gas, casinghead gas, drip gasoline,
           ------------
natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

          "Hydrocarbon  Interests"  means  rights,  interests  and  properties
           ----------------------
pursuant to which a Person has the right to explore for, develop, produce and sell Hydrocarbons and other minerals and to receive and retain the revenues and other economic benefits resulting therefrom and regardless of whether such rights, interests and property arise by contract, order, operation of law or ownership of estates, titles, and interests in and to oil, gas, sulphur, or other mineral leases and any mineral interests, royalty and overriding royalty interest, production payment, net profits interests, mineral fee interests, and other rights, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communication, and pooling agreements or arrangements.

          "Indebtedness"  of  any  Person  means,  without  duplication, (a) all
           ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) Restricted Preferred
Stock. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified  Taxes"  means  Taxes  other  than  Excluded  Taxes.
           ------------------

          "Index  Debt"  means  senior,  unsecured,  long-term  indebtedness for
           -----------
borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

          "Initial  Reserve  Report"  means  the  Reserve  Report  prepared  in
           ------------------------
accordance  with  Section  5.09.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or  continue  a  Revolving  Borrowing  in  accordance  with  Section  2.06.

          "Interest  Payment  Date"  means (a) with respect to any ABR Loan, the
           -----------------------
last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration, as the case may be, after the first day of such Interest Period.

          "Interest  Period" means with respect to any Eurodollar Borrowing, the
           ----------------
period  commencing  on  the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period
                                       --------
would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means the Administrative Agent, or, with the consent of
           ------------
such Lender, any Lender, in its capacity as the issuer of Letters of Credit hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to
           ---------------
a  Letter  of  Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders"  means  the  Persons  listed  on Schedule 2.01 and any other
           -------
Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter  of Credit" means any letter of credit issued pursuant to this
           -----------------
Agreement,  including  Performance  Letters  of  Credit  or Financial Letters of
Credit.

          "LIBO  Rate"  means,  with respect to any Eurodollar Borrowing for any
           ----------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien"  means,  with  respect  to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan  Documents"  means  this  Agreement, any Letters of Credit, each
           ---------------
Borrowing Request, each Interest Election Request, each other document delivered in connection with this Agreement, and each extension, waiver, amendment or modification of each of the foregoing.

          "Loans"  means  the loans made by the Lenders to the Borrower pursuant
           -----
to  this  Agreement.

          "Material  Adverse  Effect" means a material adverse effect on (a) the
           -------------------------
business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower or any of its Subsidiaries to perform any of its obligations or (c) the rights of or benefits available to the Lenders under this Agreement.

          "Material  Indebtedness"  means  Indebtedness (other than the Loans or
           ----------------------
the Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Subsidiary" means any Subsidiary which (a) owns, directly or
           -------------------
indirectly through one or more Subsidiaries, assets with book or fair market value in excess of $5,000,000 or (b) owns any Hydrocarbons included in the most recently delivered Reserve Report.

          "Maturity  Date"  means  February  28,  2002.
           --------------

          "Moody's"  means  Moody's  Investors  Service,  Inc.
           -------

          "Multiemployer  Plan" means a multiemployer plan as defined in Section
           -------------------
4001(a)(3)  of  ERISA.

          "OCENSA"  means  Oleoducto  Central  S.A.,  a  Colombian  company.
           ------

          "OCENSA  Swap  Obligation" means $100,000,000, until the Confirmation,
           ------------------------
dated February 2, 1998 between Triton International Finance, Inc., a Cayman Islands company, and Morgan Guaranty Trust Company of New York, has been terminated and all amounts owed thereunder have been paid, at which time the "OCENSA Swap Obligation" shall be $0.

          "Oil  and  Gas  Properties"  shall  mean  Hydrocarbon  Interests;  the
           -------------------------
Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "Outside LC Exposure" means the amount, if any that (a) the sum of (i)
           -------------------
the aggregate undrawn amount of all Outside Letters of Credit plus (ii) all payments made by issuers of Outside Letters of Credit made under such Outside Letters of Credit for which such issuer has not been reimbursed by the Borrower in accordance with the terms thereunder exceeds (b) before December 31, 2000, $15,000,000, or on and after December 31, 2000, $10,000,000.

          "Outside  Letter  of Credit" means all obligations of the Borrower and
           --------------------------
its Subsidiaries, contingent or otherwise, as an account party in respect of letters of credit and letters of guaranty, excluding the Letters of Credit issued under Section 2.04.

          "PBGC"  means the Pension Benefit Guaranty Corporation referred to and
           ----
defined  in  ERISA  and  any  successor  entity  performing  similar  functions.

          "Participant"  has  the  meaning  set  forth  in  Section  9.04(e).
           -----------

          "Performance  Letter of Credit" means a letter of credit qualifying as
           -----------------------------
a  "performance-based standby letter of credit" under 12 CFR Part 3, Appendix A,
Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation.

          "Permitted  Encumbrances"  means:
           -----------------------

     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

     (b) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (c) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (d) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

     (e) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in compliance with Section 5.04 in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

     (f) operator's, vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

     (g) any Liens or contract rights reserved in agreements creating Hydrocarbon Interests and for compliance with the terms of such agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or materially impair the value of such Property subject thereto;

     (h) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of the Borrower for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by the Borrower or materially impair the value of such Property subject thereto; and

     (i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

provided  that  the  term  "Permitted  Encumbrances"  shall not include any Lien
--------
securing  Indebtedness.

          "Permitted  Investments"  means:
           ----------------------

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

     (e)          investments  described  in  Schedule  1.01A.

          "Person"  means  any  natural  person,  corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan"  means  any  employee  pension  benefit  plan  (other  than  a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Preferred  Interest"  means,  as  applied  to any Person, any capital
           -------------------
stock, partnership interest or other ownership interest of such Person which is entitled to preference or priority over any other capital stock, partnership interest or other ownership interest of such Person in respect of either the payment of dividends or distributions or the distribution of assets upon liquidation.

          "Preferred Stock" means (i) as applied to any partnership, partnership
           ---------------
interests in such partnership which shall be entitled to preference or priority over any other partnership interest in such partnership in respect of any distribution of cash, property or other assets, (ii) as applied to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation, and (iii) as applied to any other entity, interests in such entity which shall be entitled to preference or priority over any other interests in such entity in respect of any distribution of cash, property or other assets.

          "Prime  Rate"  means the rate of interest per annum publicly announced
           -----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Project Financing" means Indebtedness incurred by a Project Financing
           -----------------
Subsidiary to finance the acquisition (other than any acquisition from Borrower or any of its Subsidiaries) or construction of a project which Indebtedness does not permit or provide for recourse against the Borrower or any of its Subsidiaries (other than the Project Financing Subsidiary that is to acquire or construct such project and any Project Financing Subsidiary that owns a general or limited partnership interest or similar interest in the Project Financing Subsidiary that is to acquire or construct such project).

          "Project  Financing Subsidiary" means a Subsidiary of the Borrower (a)
           -----------------------------
that is created to (i) construct or acquire (other than any acquisition from Borrower or any of its Subsidiaries) a project that will be or is financed solely with Project Financing for such project incurred by such Subsidiary and related equity investments for such project, (ii) own a general or limited partnership interest (or similar interest) in a Project Financing Subsidiary, or
(iii) own an interest in any such project, (b) whose assets are limited solely to those assets being financed by such Project Financing or by the related equity investments or a general or limited partnership interest (or similar interest) in a Project Financing Subsidiary whose assets are limited solely to those assets being financed by such Project Financing and any loans to, or capital contributions in, such Project Financing Subsidiary that are Permitted Investments, and (c) notice of which has been delivered to the Administrative Agent and each Lender.

          "Property"  shall  mean any interest in any kind of property or asset,
           --------
whether  real,  personal  or  mixed,  or  tangible  or  intangible.

          "Redetermination  Date"  has the meaning set forth in Section 2.18(a).
           ---------------------

          "Register"  has  the  meaning  set  forth  in  Section  9.04.
           --------

          "Related  Parties"  means,  with respect to any specified Person, such
           ----------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Reports"  mean  the  Reserve  Reports  and  Additional  Reports.
           -------

          "Required Lenders" means, at any time, Lenders having Revolving Credit
           ----------------
Exposures and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "Reserve Report" shall mean a report, in form and substance reasonably
           --------------
satisfactory to the Administrative Agent, setting forth, as of January 1 (or such other date specified in Section 4.01(f) for the Initial Reserve Report or, in the event of an unscheduled redetermination, such other date specified in
Section 2.18(d)) the proved oil and gas reserves attributable to the Consolidated Group's Oil and Gas Properties, together with a projection of the rate of production and future net income, production, severance or similar taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time. Furthermore, such information shall be provided for each individual well, unit or lease comprising the Consolidated Group's Oil and Gas Properties and by category of the reserves contained in each well, unit or lease including proved producing, proved non-producing and proved undeveloped. Such report must also include a comparison of actual and projected production volumes for the Consolidated Group's Oil and Gas Properties.

          "Responsible Officer" shall mean as to any Person, the Chief Executive
           -------------------
Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Financial Officers of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

          "Restricted Payment" means any dividend or other distribution (whether
           ------------------
in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "Restricted  Preferred Interest" means any Preferred Interest which is
           ------------------------------
subject to retirement, purchase, redemption, other acquisition or conversion (other than a conversion into common stock of the Borrower), in whole or in part, at the option of the holder thereof.

          "Restricted Preferred Stock" means any Preferred Stock that is subject
           --------------------------
to required repayment (other than payment of dividends and distributions), redemption, repurchase, retirement, exchange for debt or Restricted Preferred Stock or conversion into debt or Restricted Preferred Stock, at the option of the holder or any other Person or at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or otherwise upon the occurrence of a condition not within the control of the issuer.

          "Revolving  Credit  Exposure" means, with respect to any Lender at any
           ---------------------------
time, the sum of (a) the outstanding principal amount of such Lender's Revolving Loans and (b) its LC Exposure.

          "Revolving  Loan"  means  a  Loan  made  pursuant  to  Section  2.03.
           ---------------

          "S&P"  means  Standard  &  Poor's.
           ---

          "Scheduled  Redetermination"  has  the  meaning  set  forth in Section
           --------------------------
2.18(d).

          "Scheduled  Redetermination Date" has the meaning set forth in Section
           -------------------------------
2.18(d).

          "SEC"  shall  mean  the  Securities  and  Exchange  Commission  or any
           ---
successor  Governmental  Authority.

          "Statutory  Reserve  Rate"  means a fraction (expressed as a decimal),
           ------------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to, three months, in the case of the Base CD Rate, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary"  means,  with respect to any Person (the "parent") at any
           ----------                                            ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. If not otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

          "Taxes"  means  any  and all present or future taxes, levies, imposts,
           -----
duties,  deductions,  charges  or  withholdings  imposed  by  any  Governmental
Authority.

          "Three-Month  Secondary  CD  Rate"  means,  for any day, the secondary
           --------------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions"  means  the  execution, delivery and performance by the
           ------------
Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof and the obtaining by the Borrower of any Letters of Credit.

          "Type",  when  used  in  reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate, and when used in reference to a Letter of Credit, refers to whether the Letter of Credit is a Performance Letter of Credit or Financial Letter of Credit.

          "Unscheduled  Redetermination"  means  an  unscheduled redetermination
           ----------------------------
requested  by  the  Borrower  or  the  Required  Banks  under  Section  2.18(d).

          "Withdrawal  Liability"  means  liability to a Multiemployer Plan as a
           ---------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION  1.02.     Classification  of  Loans  and  Borrowings.   For
                             -------------------------------------------
purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class
 ---                                      ---
and  Type  (e.g.,  a  "Eurodollar  Revolving  Loan").  Borrowings  also  may  be
            ---
classified  and  referred to by Class (e.g., a "Revolving Borrowing") or by Type
                                       ---
(e.g.,  a  "Eurodollar  Borrowing")  or  by  Class and Type (e.g., a "Eurodollar
 ----                                                        ---
Revolving  Borrowing").

          SECTION  1.03.     Terms  Generally.   The definitions of terms herein
                             -----------------
shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION  1.04.     Accounting  Terms;  GAAP  .  Except  as  otherwise
                             ------------------------
expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                        --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits
                                   -----------

          SECTION  2.01.     Commitments.   Subject  to the terms and conditions
                             ------------
set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure plus such Lender's Applicable Percentage of Outside LC Exposure exceeding the lesser of (i) such Lender's Applicable Percentage of the Borrowing Base or (ii) such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus Outside LC Exposure for all Lenders exceeding the lesser of (i) Borrowing Base or (ii) the total Commitment of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          SECTION  2.02.     Loans  and  Borrowings.   (a)  Each  Revolving Loan
                             -----------------------
shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the
                                            --------
Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.12, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the
             --------
obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is
--------
equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 6
             --------
Eurodollar  Revolving  Borrowings  outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION  2.03.     Requests  for  Revolving Borrowings.   To request a
                             -----------------------------------
Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request ("Borrowing Request") by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially in the form attached hereto as Exhibit C and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i)      the  aggregate  amount  of  the requested Borrowing;

               (ii)     the  date  of  such Borrowing, which shall be a Business
Day;

               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

               (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section  2.05;

               (vi) the Borrowing Base Utilization on the date of such Borrowing (after giving effect to such Borrowing); and

               (vii) The amount of Outside LC Exposure on the Business Day of the proposed Borrowing.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION  2.04.     Letters  of  Credit .  (a) General.  Subject to the
                             -------------------        --------
terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from and including the Effective Date to but excluding the day that is six days before the last day of the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b)     Notice  of  Issuance,  Amendment,  Renewal,  Extension;  Certain
             ----------------------------------------------------------------
Conditions.  To  request  the  issuance of a Letter of Credit (or the amendment,
----------
renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the Type of the Letter of Credit, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the sum of the total Revolving Credit Exposures plus Outside LC Exposure shall not exceed the lesser of (A) the total Commitments and (B) the Borrowing Base.

     (c)     Expiration Date.  Each Letter of Credit shall expire at or prior to
             ----------------
the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

     (d)     Participations.  By  the  issuance  of  a  Letter  of Credit (or an
             ---------------
amendment, renewal or extension of a Letter of Credit) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e)     Reimbursement.  If  the Issuing Bank shall make any LC Disbursement
             --------------
in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement which, unless (i) otherwise reimbursed by the Borrower by no later than 12:00 noon, New York City Time or (ii) there is an Event of Default under
Section 7.01(i) or 7.01(h), shall be made by an ABR Revolving Borrowing in an equivalent amount, the Borrowing Request for which shall be deemed to have been delivered to the Administrative Agent on the day of such LC Disbursement. Promptly following notice from the Administrate Agent, the Borrower shall execute and deliver a Borrowing Request confirming such deemed delivery. Promptly following such LC Disbursement the Administrative Agent shall notify each Lender of such Lender's Applicable Percentage of such ABR Revolving Borrowing. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of such ABR Revolving Borrowing in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the
                                                        ------- --------
payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.

     (f)     Obligations  Absolute.  The  Borrower's  obligation to reimburse LC
             ---------------------
Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the
                --------
Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g)     Disbursement  Procedures.  The  Issuing  Bank  shall,  promptly
             -------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or
                                            --------
delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

     (h)     Interim  Interest.  If  the  Issuing  Bank  shall  make  any  LC
             ------------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due
--------
pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i)     Cash Collateralization.  If any Event of Default shall occur and be
             -----------------------
continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative
Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued  and  unpaid  interest  thereon; provided that the obligation to deposit
                                         --------
such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

          SECTION 2.05.     Funding of Borrowings.   (a)  Each Lender shall make
                            ----------------------
each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank .

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION  2.06.     Interest Elections.   (a)  Each Revolving Borrowing
                             -------------------
initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election ("Interest Election Request") pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D attached hereto and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
(iii)  and  (iv)  below  shall  be  specified  for  each  resulting  Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (v) the Borrowing Base Utilization on the effective date of the election (after giving effect to any new Borrowings on such date).

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION  2.07.     Termination  and  Reduction  of  Commitments.   (a)
                             ---------------------------------------------
Unless previously terminated, the Commitments shall terminate on the Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments
                            --------
shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Commitments.

     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of
                                        --------
the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked, or the effective date postponed, by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition remains unsatisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

          SECTION  2.08.     Repayment  of  Loans;  Evidence  of Debt.   (a) The
                             -----------------------------------------
Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d)     The  entries  made in the accounts maintained pursuant to paragraph
(b)  or  (c)  of this Section shall be prima facie evidence of the existence and
                                       ----- -----
amounts  of  the  obligations recorded therein; provided that the failure of any
                                                --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION  2.09.     Prepayment of Loans.   (a)  The Borrower shall have
                             --------------------
the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

     (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided
                                                                        --------
that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked, or the effective date postponed, if such notice of termination is revoked, or the effective date postponed, in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

     (c) Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.18, if the redetermined Borrowing Base is less than the aggregate Revolving Credit Exposure plus Outside LC Exposure (the "Borrowing
                                                                       ---------
Base  Deficiency"),  then  (i)  the  Borrower  shall, within ninety (90) days of
----------------
receipt of written notice of such redetermination, prepay the Loans in an aggregate principal amount equal to or greater than 50% of the Borrowing Base Deficiency together with interest on the principal amount paid accrued to the date of such prepayment and (ii) the Borrower shall, within 180 days of receipt of written notice of such redetermination, prepay the Loans in an aggregate principal amount necessary to eliminate the Borrowing Base Deficiency together with interest on the principal amount paid accrued to the date of such prepayment.

     (d) Upon any ABR Revolving Borrowing made pursuant to Section 2.04(e), if the Borrowing Base is less than the aggregate Revolving Credit Exposure plus Outside LC Exposure after giving effect to such ABR Revolving Borrowing, an amount sufficient to reduce the aggregate Revolving Credit Exposure plus the Outside LC Exposure to be equal to or less than the Borrowing Base shall be immediately due and payable.

          SECTION  2.10.     Fees.   (a)  The  Borrower  agrees  to  pay  to the
                             -----
Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount by which such Lender's Applicable Percentage of the lesser of the Borrowing Base or the Commitment of such Lender exceeds the Revolving Credit Exposure of such Lender during the period from and including February 29, 2000 to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 365 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate for the Type of such Letter of Credit on the average daily amount of such Lender's LC Exposure for such Type of Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the
--------
Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing
Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION  2.11.     Interest.   (a)  The  Loans  comprising  each  ABR
                             ---------
Borrowing  shall  bear  interest  at the Alternate Base Rate plus the Applicable
Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to
                                  --------
paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION  2.12.     Alternate  Rate  of  Interest.   If  prior  to  the
                             ------------------------------
commencement  of  any  Interest  Period  for  a  Eurodollar  Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION  2.13.     Increased Costs.   (a)  If any Change in Law shall:
                             ----------------

     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar
Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                        --------
that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                            -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION  2.14.     Break  Funding  Payments.   In the event of (a) the
                             -------------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked or the effective date postponed under Section 2.07(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION  2.15.     Taxes.   (a)  Any and all payments by or on account
                             ------
of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                            --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent and each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          SECTION  2.16.     Payments  Generally; Pro Rata Treatment; Sharing of
                             ---------------------------------------------------
Set-offs.   (a)  The  Borrower shall make each payment required to be made by it
--------
hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding
Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c)     If  any  Lender  shall,  by  exercising  any  right  of  set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any
                                                        --------
such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative
Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION  2.17.     Mitigation  Obligations;  Replacement  of  Lenders.
                             ---------------------------------------------------
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse  (in  accordance  with  and  subject  to  the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                                  --------
shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION  2.18.          Borrowing  Base  .
                                  ---------------

     (a) The borrowing base ("Borrowing Base") shall be determined in accordance with Section 2.18(b) by the Administrative Agent with the concurrence of the Required Lenders and is subject to redetermination in accordance with
Section 2.18(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. "Redetermination Date" means the date that the redetermined Borrowing
        ---------------------
Base becomes effective in accordance with Section 2.18(e) both for Scheduled Redeterminations and unscheduled redeterminations. So long as any of the Commitments are in effect and until all of the Loans outstanding hereunder are paid in full, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Effective Date until the first Redetermination Date, the amount of the Borrowing Base shall be $150,000,000.

     (b) Upon receipt of the Reports in accordance with Section 5.09, the Administrative Agent will propose a new Borrowing Base. Such proposal will be in accordance with the Administrative Agent's normal and customary procedures for evaluating international or domestic, as the case may be, oil and gas reserves and other related assets as such exist at that particular time with any changes to such procedures as the Administrative Agent, in its sole discretion, deems reasonably appropriate to reflect changed circumstances or conditions generally in the domestic or international oil and gas industry including, without limitation, adjustments to the rates, volumes, prices and other assumptions set forth therein from time to time. The Administrative Agent shall propose to the Lenders a new Borrowing Base within 30 days following receipt by the Administrative Agent of the Reports in a timely and complete manner. After having received notice of such proposal by the Administrative Agent, the Required Lenders shall have 14 days to agree or disagree with such proposal. If, at the end of 14 days, the Required Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Administrative Agent's proposal shall be the new Borrowing Base. If however, the Required Lenders notify the Agent within 14 days of their disapproval, the Required Lenders shall, within a reasonable period of time, agree on a new Borrowing Base.

     (c) The Administrative Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, if any Hydrocarbon Interests are forfeited or suspended pursuant to the terms of the instrument granting the same.

     (d) So long as any of the Commitments are in effect or there is any Revolving Credit Exposure, effective as of the day notice is given under
Section  2.18(e)  (each  being  a  "Scheduled  Redetermination  Date"),  the
                                    --------------------------------
Administrative Agent and Required Lenders shall redetermine the amount of the Borrowing Base in accordance with Section 2.18(b) (each being a "Scheduled
                                                                       ---------
Redetermination").  In  addition,  Borrower  may  request  an  unscheduled
---------------
redetermination of the Borrowing Base at any other time but no more often than once between Scheduled Redetermination Dates by specifying in writing to the Administrative Agent the date on which such redetermination is to occur and providing a Reserve Report in accordance with Section 5.09(b) prior to the requested redetermination date and providing any Additional Reports. Also, the Required Lenders may request an unscheduled redetermination of the Borrowing
Base at any other time but no more often than once between Scheduled Redetermination Dates by specifying in writing to the Borrower the date on which the Borrower is to furnish a Reserve Report (and the "as of" date of such Reserve Report) and Additional Reports, if any, in accordance with Section 5.09(b) and the date on which such redetermination is to occur.

     (e) The Administrative Agent shall promptly notify in writing the Borrower and the Lenders of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be in effect until written notice is given in accordance with Section 9.01.

                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

          The  Borrower  represents  and  warrants  to  the  Lenders  that:

          SECTION 3.01.     Organization; Powers.   Each of the Borrower and its
                            ---------------------
Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION  3.02.     Authorization;  Enforceability.   The  Transactions
                             -------------------------------
are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION  3.03.     Governmental  Approvals;  No  Conflicts.   The
                             ----------------------------------------
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION  3.04.     Financial  Condition;  No  Material Adverse Change.
                             ---------------------------------------------------
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations, shareholders equity and cash flows
(i) as of and for the fiscal year ended December 31, 1998, reported on by independent, United States-based public accountants of recognized national standing, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 1999, certified by a Financial Officer (the statements in (i) and (ii) are referred to as the "Delivered Statements"). The Delivered Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to the adjustments described in Schedule 3.04 and subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Before the day of the initial Loans, the Borrower will have furnished to the Lenders its consolidated balance sheet and statements of operations, shareholders equity and cash flows as of and for the fiscal year ended December 31, 1999, reported on by independent, United States-based public accountants of recognized national standing ("1999 Statements"). The 1999 Statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP

     (b) Since September 30, 1999, there have been no events or occurrences that, in the aggregate, have had a Material Adverse Effect.

          SECTION  3.05.     Properties.   (a)  Each  of  the  Borrower  and its
                             -----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION  3.06.     Litigation  and  Environmental Matters.   (a) There
                             ---------------------------------------
are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

     (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION  3.07.     Compliance  with Laws and Agreements.   Each of the
                             -------------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08.     Investment and Holding Company Status.   Neither the
                            --------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION  3.09.     Taxes.   Each  of the Borrower and its Subsidiaries
                             ------
has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION  3.10.     ERISA.   No  ERISA  Event  has  occurred  or  is
                             ------
reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION  3.11.     Disclosure.   The  Borrower  has  disclosed  to the
                             -----------
Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                  --------
with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION  3.12.     Year  2000.    The  Year  2000  date change has not
                             -----------
resulted in a material disruption of the Borrower's and its Subsidiaries' computer hardware, software, databases, systems and other equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or its Subsidiaries' systems interface), or to the Borrower's or its Subsidiaries' operations or business systems, or to the best of the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. Borrower has no reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will result in a Default or a Material Adverse Effect.

          SECTION  3.13.     Regulation  U  .  Following  application  of  the
                             -------------
proceeds of each Loan, not more than 25 percent of the value of the assets which are subject to any arrangement with the Administrative Agent or any Lender (herein or otherwise) whereby the Borrower's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted (or pursuant to which the exercise of any such right is or may be cause for accelerating the maturity of all or any portion of the Loans or any other amount payable hereunder or under any such other arrangement), will be margin stock (within the meaning of Regulation U issued by the Federal Reserve Board). No proceeds of any Loan have been used in violation of Section 5.08.

          SECTION  3.14.     Subsidiaries  .  Each Subsidiary of the Borrower as
                             ------------
of February 29, 2000 is listed on Schedule 3.14. Each Material Subsidiary as of the date of the most recently delivered certificate of a Financial Officer described in Section 5.01(c) is listed on Schedule 3.14 as revised by such certificate in accordance with Section 5.01(c).

          SECTION  3.15.     Outside Letters of Credit .  Each Outside Letter of
                             -------------------------
Credit is listed on Schedule 3.15, with its expiration date, name of issuer, beneficiary and face amount except that, if the face amount is different from the amount stated on Schedule 3.15, it is no greater than the amount stated on
Schedule 3.15. Schedule 3.15 may be updated by written notice to the Administrative Agent and the Lenders delivered in accordance with Section 9.01 and 5.01(h).


                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION  4.01.     Effective Date.   The obligations of the Lenders to
                             ---------------
make Loans and of the Issuing Bank to issue, extend or renew Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

     (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Jackson Walker L.L.P., special counsel for the Borrower, substantially in the form of Exhibit B-1, and covering such other matters relating to the Borrower, or this Agreement as the Required Lenders may reasonably request and Walkers, Cayman Islands counsel for the Borrower, substantially in the form of Exhibit B-2, and covering such other matters relating to the Borrower, or this Agreement, as the Required Lenders may reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and confirming the Moody's and S&P ratings of the Index Debt.

     (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

     (f)     The  Administrative  Agent  shall have received the Initial Reserve
Report.

          SECTION  4.02.     Each  Credit Event.   The obligation of each Lender
                             -------------------
to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b)  of  this  Section.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION  5.01.     Financial  Statements;  Ratings  Change  and  Other
                             ---------------------------------------------------
Information.   The  Borrower  will  furnish to the Administrative Agent and each
-----------
Lender:

     (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported independent, United States-based public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, shareholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c)     concurrently with any delivery of financial statements under clause
(a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06, 6.09, 6.10 and 6.11, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) stating any revisions to
Schedule  3.14  necessary  so  such  Schedule includes each Material Subsidiary;

     (d)     concurrently with any delivery of financial statements under clause
(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, as the case may be;

     (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

     (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

     (h)     promptly  after any change in the information set forth in Schedule
3.15 or Schedule 3.16, the Borrower shall update such schedules in accordance with Section 3.15 or Section 3.16, respectively except that, with respect to the face amount of Outside Letters of Credit listed on Schedule 3.15, a reduction in the face amount below the amount stated in such Schedule (as updated in accordance with this Agreement) need not be updated until the next delivery of a certificate of a Financial Officer under Section 5.01(c).

     (i) promptly after execution therof, the Borrower shall deliver a copy of all documents evidencing the FPSO Obligation, as amended from time to time.

          SECTION  5.02.     Notices  of  Material  Events.   The  Borrower will
                             ------------------------------
furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a)     the  occurrence  of  any  Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03.     Existence; Conduct of Business.   The Borrower will,
                            -------------------------------
and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation,
       --------
liquidation  or  dissolution  permitted  under  Section  6.03.

          SECTION  5.04.     Payment  of  Obligations.   The  Borrower will, and
                             -------------------------
will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05.     Maintenance of Properties; Insurance.   The Borrower
                            -------------------------------------
will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

          SECTION 5.06.     Books and Records; Inspection Rights.   The Borrower
                            -------------------------------------
will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION  5.07.     Compliance with Laws.   The Borrower will, and will
                             ---------------------
cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION  5.08.     Use  of  Proceeds  and  Letters  of  Credit.   The
                             --------------------------------------------
proceeds of the Loans will be used only for general corporate purposes, including but not limited to capital expenditures. No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry "margin stock" (as defined by Regulation U) or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

          SECTION  5.09.          Engineering  Reports  .
                                  --------------------

     (a) On or prior to each March 1 (or such other date specified in the event of an unscheduled redetermination under Section 2.18(d)) commencing with the Scheduled Redetermination Date to occur on March 1, 2000, the Borrower shall furnish to the Lenders a Reserve Report prepared and certified by (i) DeGolyer and MacNaughton, with respect to the proved reserves in the Cusiana and Cupiagua fields in the Republic of Colombia (ii), Netherland Sewell and Associates, with respect to the proved reserves in the Ceiba Field in Equatorial Guinea, and
(iii) the petroleum engineers of the Borrower or Carigali-Triton Carigali-Triton Operating Company Sdn. Bhd. with respect to the proved reserves in Malaysia-Thailand on Block A-18 in the Gulf of Thailand or, in the case of (i),
(ii) or (iii) above, such other certified independent engineers satisfactory to the Administrative Agent. The Borrower will also provide the Lenders with any supplemental information or updates to the information in the Reserve Report as may be reasonably requested by any Lender through the Administrative Agent ("Additional Reports").

     (b) For each unscheduled redetermination, the Borrower shall furnish to the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report and shall furnish to the Lenders any Additional Reports as may be reasonably requested. For any unscheduled redetermination requested by the Required Lenders pursuant to Section 2.18(d), the Borrower shall provide such Reserve Report as soon as practicable, but in any event no later than 30 days following the receipt of the request by the Required Lenders.

     (c) Concurrently with the delivery of each Reserve Report, the Borrower shall provide the Lenders production reports covering in the aggregate, the Borrower's net production of oil and gas, which reports shall include quantities or volumes of production, realized product prices, operating expenses, taxes, capital expenditures and such other information as the Administrative Agent may reasonably request and having the same "as of" date and period as the Reserve Report being delivered with such production report.

     (d) With the delivery of each Reserve Report, the Borrower shall provide to the Lenders, a certificate from a Responsible Officer of the Borrower that, to the best of his or her knowledge and in all material respects, (a) the information contained in the Reserve Report is true and correct, (b) the Borrower has the contractual right to receive the proceeds from the production from the Oil and Gas Properties evaluated in such Reserve Report, in such amounts and for such durations consistent with the projected proceeds from such production, and free of all Liens except for Permitted Encumbrances, (c) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (d) no Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as consented to in writing by the Required Lenders or as permitted by the terms of this Agreement, (e) attached to the certificate is a list of the Oil and Gas Properties added to and deleted from the immediately prior Reserve Report, and (f) attached to the certificate are statements of the Borrower's outstanding Hedging Agreements, which statements shall include for each such Hedging Agreement (A) the termination date, (B) the notional amounts or volumes and the periods covered by such volumes; and (C) the price to be paid or the basis for calculating the price to be paid by the Borrower and the other Person under each Hedging Agreement for each of the future periods covered by each Hedging Agreement.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION  6.01.     Indebtedness.   The Borrower will not, and will not
                             -------------
permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

     (a)     Indebtedness  of  the  Consolidated  Group  created hereunder;

     (b) Indebtedness of the Consolidated Group existing on the date hereof and set forth in Schedule 6.01 (which schedule may exclude Indebtedness of a member of the Consolidated Group (other than the Borrower) to any other member of the Consolidated Group) and Indebtedness incurred by the Consolidated Group after the date of this Agreement the proceeds of which are applied substantially simultaneously with the receipt thereof to the repayment, retirement, redemption, prepayment or defeasance of existing Indebtedness of the Consolidated Group (the "Refinanced Indebtedness"); provided, that (i) such Indebtedness incurred shall be subordinate and junior to the Indebtedness of the Consolidated Group to the same (or greater) extent that the Refinanced Indebtedness was subordinate and junior to the Indebtedness of the Consolidated Group, (ii) such Indebtedness incurred shall not have a maturity date prior to March 31, 2005 or require the amortization of principal (whether pursuant to any mandatory payment, prepayment, repurchase or other obligation) prior to or in an amount greater than the amortization required under the terms of the Refinanced Indebtedness and (iii) such Indebtedness incurred shall have terms not materially more burdensome to the Borrower than such Refinanced Indebtedness, as determined by the Administrative Agent in its sole discretion;

     (c) Indebtedness of a member of the Consolidated Group to any other member of the Consolidated Group;

     (d) Guarantees by the Borrower of Indebtedness of any member of the Consolidated Group;

     (e) Indebtedness of any member of the Consolidated Group incurred to finance the acquisition, construction or improvement of any fixed or capital assets of any member of the Consolidated Group, including Capital Lease Obligations (other than the FPSO Obligation, to the extent the FPSO Obligation is deemed to be a Capital Lease) and any Indebtedness (other than the FPSO Obligation, to the extent the FPSO Obligation is deemed to be a Capital Lease) assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is
                                          --------
incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by Section 6.01(e) and (f) shall not exceed $20,000,000 at any time outstanding;

     (f)     other  unsecured  Indebtedness  of the Consolidated Group; provided
                                                                        --------
that the aggregate principal amount of Indebtedness of the Consolidated Group permitted by Section 6.01(e) and (f) shall not exceed $20,000,000 at any time outstanding;

     (g) Outside Letters of Credit if the aggregate Outside LC Exposure for such Outside Letters of Credit is less than $25,000,000;

     (h) Project Financings and liabilities under Completion Guaranties if the aggregate amount of such Project Financings plus the aggregate maximum liabilities under such Completion Guaranties is less than $25,000,000; and

     (i) The FPSO Obligation, to the extent the FPSO Obligation is deemed to be a Capital Lease.

          SECTION  6.02.     Liens.   The Borrower will not, and will not permit
                             ------
any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

     (a)     Permitted  Encumbrances;

     (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i)
                                                               --------
such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

     (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in
                                   --------
contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

     (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests
                                       --------
secure only Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

     (e)     Liens securing any Project Financing, provided that such Lien shall
                                                   --------
secure only such Project Financing and shall extend only to the project being acquired or constructed with the proceeds of such Project Financing and any capital stock, partnership interest or other ownership interest in the Project Financing Subsidiary that is acquiring or constructing such project or in the Project Financing Subsidiary that owns the Project Financing Subsidiary that is acquiring or constructing such project.

          SECTION  6.03.     Fundamental  Changes.   (a)  The Borrower will not,
                             ---------------------
and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary may merge with or into another Person in a transaction that is not prohibited by Section 6.11, (v) the Borrower may transfer shares of any Subsidiary to any other Subsidiary and (vi) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person
                                --------
that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION  6.04.     Investments,  Loans,  Advances,  Guarantees  and
                             ------------------------------------------------
Acquisitions.   The  Borrower  will  not,  and  will  not  permit  any  of  its
-----------
Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

     (a)     Permitted  Investments;

     (b) investments by the Borrower in the capital stock of its Subsidiaries;

     (c)     loans  or  advances  among  the  Consolidated  Group;

     (d)     Guarantees constituting Indebtedness permitted by Section 6.01;

     (e) investments in Project Financing Subsidiaries, if the aggregate such investments are less than $10,000,000;

     (f) acquisition of all of the ownership interest of Triton Pipeline Colombia, Inc. or of any other Person substantially all of whose assets consist of an interest in OCENSA for $100,000,000 or less before June 30, 2000, and new investments in OCENSA (after the acquisition of such ownership interests) in an aggregate amount not to exceed $10,000,000 from the date of this Agreement;

     (g) new investments in Triton International Oil Corporation (a Cayman Islands company) and its Subsidiaries and in Carigali-Triton Operating Co. SDN.BHD, a Malaysia corporation, in an aggregate amount not to exceed $25,000,000 from the date of this Agreement;

     (h) Acquisition of assets or ownership interests in Persons and assets in the same line of business as the Borrower and its Subsidiaries, provided such Persons become Subsidiaries at the time of such acquisition; provided that the
                                                               --------
aggregate purchase price for such acquisitions (including the value of any assumed Indebtedness) shall not exceed $20,000,000 from the date of this Agreement; and

     (i) any other Investments, not to exceed $5,000,000 in the aggregate outstanding at any time.

          SECTION  6.05.     Hedging  Agreements.   The  Consolidated Group will
                             --------------------
not enter into any Hedging Agreement, other than Hedging Agreements (i) for total aggregate volumes of oil or total aggregate volumes of natural gas less than 70% of the oil or natural gas net volumes, respectively, for the next 12-month period, as projected in the most recently delivered Reserve Report,
(ii) for total aggregate volumes of oil or total aggregate volumes of natural gas less than 60% of the oil or natural gas net volumes, respectively, for the next 36-month period, as projected in the most recently delivered Reserve Report and (iii) for total aggregate volumes of oil or total aggregate volumes of natural gas less than 50% of the oil or natural gas net volumes, respectively, for the next 60-month period, as projected in the most recently delivered Reserve Report.

          SECTION  6.06.     Restricted  Payments.   The  Borrower will not, and
                             ---------------------
will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends and distributions with respect to its capital stock payable solely in additional shares of its common stock and may purchase shares of its capital stock with consideration consisting solely of shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) Restricted Payments on Preferred Stock issued by the Borrower before the date of this Agreement or additional shares of Preferred Stock issued as dividends after the date of this Agreement in accordance with the terms of such Preferred Stock, and
(e) the Borrower may repurchase shares of its common stock for an aggregate consideration not exceeding $100,000 in any fiscal year.

          SECTION  6.07.     Transactions  with  Affiliates.   The Borrower will
                             -------------------------------
not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by
Section 6.06, (d) transactions with Affiliates of any director of the Borrower in accordance with agreements in effect as of the date of this Agreement and (e) transactions that would be permitted pursuant to Section 6.04(b), (c), (f) and
(g).

          SECTION 6.08.     Restrictive Agreements.   The Borrower will not, and
                            -----------------------
will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
                                                                   --------
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, and (iv) the foregoing shall not apply to a Project Financing Subsidiary.

          SECTION  6.09.     Net Debt to EBITDA Ratio .  For each period of four
                             ------------------------
consecutive fiscal quarters of the Borrower, the Borrower will not permit the ratio of (i) Consolidated Net Debt as of the end of such period to (ii) EBITDA for such period to be greater than 3.75 to 1.0.

          SECTION  6.10.     Ratio of EBITDA to Interest Expense .  The Borrower
                             -----------------------------------
will not permit, for each period of four consecutive fiscal quarters of the Borrower, the ratio of EBITDA for such period to Consolidated Net Interest Expense for such period to be less than the 2.5 to 1.00.

          SECTION 6.11.     Asset Disposition .  The Consolidated Group will not
                            -----------------
sell, lease, transfer (including, without limitation, any transfer pursuant to any merger) or otherwise dispose of, any property of the Consolidated Group, except (i) sales, leases, transfers and other dispositions of assets in the ordinary course of business and for fair market value, (ii) the sale of assets among members of the Consolidated Group, (iii) the sale of assets located in the Republic of Colombia for fair market value if the aggregate fair market value of all such assets does not exceed $10,000,000 in any fiscal year of the Borrower
(iv) the sale of assets not located in the Republic of Colombia for fair market value if the aggregate fair market value of all such assets does not exceed $50,000,000 in any fiscal year of the Borrower, (v) any transfer of the capital stock among members of the Consolidated Group if (A) no Default or Event of Default exists at the time of such transfer or would result therefrom and (B) after giving effect to such transfer the Borrower owns, directly or indirectly, the same percentage interest in the member of the Consolidated Group the stock of which is being transferred as it owned immediately prior to such transfer,
(vi) any merger permitted by Section 6.03, and (vii) the transfer of assets from a Project Financing Subsidiary.

                                   ARTICLE VII

                                Events of Default

          SECTION  7.01.     Events of Default.   If any of the following events
                             ------------------
("Events  of  Default")  shall  occur:
  -------------------

     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

     (c) any representation or warranty made or deemed made by or on behalf of the Borrower (including, without limitation, the certificate provided by the chief engineer under Section 5.09 (b)) or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

     (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

     (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (m)          a  Change  in  Control  shall  occur;  or

     (n) any change in a contract or concession of the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.



then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges that there is no fact, and that it has not made any assumption of fact, material to its inducement to become a Bank hereunder which it has not independently and without reliance on the Administrative Agent investigated and determined to its satisfaction prior to its execution of this Credit Agreement.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION  9.01.     Notices.   Except  in the case of notices and other
                             --------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to it in care of Triton Energy, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206, Attention of Treasurer, (Telecopy No. (214) 691-0340);

     (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Michael Cerniglia (Telecopy No. (212) 552-5777); and

     (c)     if  to  any  other  Lender  (in its capacity as a Lender or Issuing
Bank) , to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION  9.02.     Waivers;  Amendments.   (a)  No failure or delay by
                             ---------------------
the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this
Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no
                                                        ----------------
such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

          SECTION  9.03.     Expenses;  Indemnity;  Damage  Waiver.   (a)  The
                             --------------------------------------
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                         ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                              --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

     (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION  9.04.     Successors  and  Assigns.   (a)  The  provisions of
                             -------------------------
this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except
                                                        --------
in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise
                     ----------------
required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's
                              -----------
rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's
                                              --------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may
                                  --------
provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION  9.05.     Survival.   All  covenants,  agreements,
                             ---------
representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION  9.06.     Counterparts;  Integration;  Effectiveness.   This
                             -------------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07.     Severability.   Any provision of this Agreement held
                            -------------
to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08.     Right of Setoff.   If an Event of Default shall have
                            ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION  9.09.     Governing  Law; Jurisdiction; Consent to Service of
                             ---------------------------------------------------
Process.   (a)  This  Agreement  shall  be  construed  in  accordance  with  and
-------
governed  by  the  law  of  the  State  of  New  York.

     (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

     (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION  9.10.     WAIVER  OF  JURY  TRIAL.   EACH PARTY HERETO HEREBY
                             ------------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION  9.11.     Headings.   Article  and  Section  headings and the
                             ---------
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12.     Confidentiality.   Each of the Administrative Agent,
                            ----------------
the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information
                                              -----------
received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower
           --------
after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13.     Interest Rate Limitation.   Notwithstanding anything
                            -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the
                                                     -------
maximum  lawful  rate (the "Maximum Rate") which may be contracted for, charged,
                            ------------
taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION  9.14     U.S. Dollars of the Essence .  Each reference in the
                            ---------------------------
Loan Documents to U.S. Dollars is of the essence. The obligation of the Borrower in respect of any amount due under the Loan Documents shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. Dollars that the Lender may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which the Lender receives such payment. If the amount in U.S. Dollars that may be so purchased for any reasons falls short of the amount originally due, the Borrower shall pay such additional amounts, in U.S. Dollars, as may be necessary to compensate for such a shortfall. Any obligation of the Borrower not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

          SECTION  9.15     Waiver  of Sovereign Immunity; Commercial Activity .
                            --------------------------------------------------
Neither the Borrower nor its property has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to the Loan Documents that may be brought before any Governmental Authority. The execution, delivery and performance of the obligations of the Loan Documents by the Borrower constitute commercial transactions.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   TRITON  ENERGY  LIMITED



                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   THE CHASE MANHATTAN BANK, individually and as Administrative Agent,


                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   PARIBAS

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   BANKERS  TRUST  COMPANY

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   MEESPIERSON  CAPITAL  CORP.

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   BANK  OF  AMERICA,  N.A.

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                   BARCLAYS  BANK  PLC

                                   By:____________________________________
                                   Name:__________________________________
                                   Title:_________________________________

                                                              Schedule  1.01A

                                   Investments
                                   -----------

1.    U.S.  Government  and  government-sponsored  securities

     a. Direct obligations of the U.S. government-including Treasury Bills, Notes and Bonds.

b.    Government-sponsored  Agency  securities  as  follows:

      - Government  National  Mortgage  Agency  (GNMA)
      - Federal  National  Mortgage  Association  (FNMA)
      - Student  Loan  Marketing  Association  (SLMA)
      - Federal  Home  Loan  Bank  (FHLB)
      - Federal  Home  Loan  Mortgage  Corporation  (FHLMC)
      - Federal  Home  Credit  Banks  (FFCB)

2.    Money  Market  Funds

a     Funds  must  be  rated AAA or equivalent and have at least $1.0 billion in assets  with  an  average  fund  maturity  not  to  exceed  90  days.

3.    Corporate  Debt  Securities

a. Commercial paper (US or EURO)--Corporate issuers of commercial paper having original maturities of not more than 180 days. Must be rated A-1/P-1 or equivalent.
4. Bank Related Securities (banks rated AA or equivalent with assets of at least $10.0 billion).

a.     Certificates  of  deposit
b.     Bankers  acceptances
c.     Time  deposits
d.     Eurodollar time deposits up to 180 days (incl. overnight sweep accounts)
e. Overnight Bank Loan Participations (must be A-1/P-1 commercial paper rated companies or be fully guaranteed by parent company with an A-1/P rating)

5. Repurchase Agreements - Securities must be with major banks or dealers that are recognized as Primary Dealers by the Federal Reserve Bank of New York. Collateral for the transactions must be U.S. Treasury or Agency securities collateralized at 102% of value.

INVESTMENT CONCENTRATION LIMITS - Investments may be made only in securities for which there are consistent and adequate secondary markets or that are immediately liquid.

1. Money Market Funds - No cumulative limit, however investments may not exceed 10% of a fund's assets.
2.          U.S.  Government  and  government-sponsored  securities  - No limit.
3. Foreign securities - Investments in foreign securities (non-U.S. but including U.S. branches of foreign banks) will be limited to 30% with no single issuer and/or country exceeding the lower of 5% of the portfolio or $5 million (except for Euro-commercial paper at the lower of 10% of the portfolio or $10 million).
4. All other investments/issuers - Maximum expose is 10% of the portfolio up to $10 million.

MATURITY - At a minimum, maturities shall be structured to meet the funding requirements of the Company.

1.     No  investment  may  exceed  one  year  to  maturity.
2.     The weighted average maturity of the portfolio may not exceed six months.
3.     25%  of  the  portfolio  must  mature  within  30  days.
4.     10%  of  the  portfolio  must  mature  within  7  days.

OTHER

1.     Securities denomination - All securities must be dollar-denominated.
2.     Securities  lending  -  Securities  will  not  be  lent.
3.     Unrated securities - No unrated company/securities will be acquired.
4. Brokers and dealers - a sufficient number of business relationships should be maintained to assure competitive pricing, information flow and cost effective execution of the Company's business.
5. Fixed/floating rate securities - both are allowed, but the maturity of the security must still be under one year.

                                                                   Schedule 2.01

Lenders                                                  Commitments
-------                                                  -----------

The  Chase  Manhattan  Bank                             $27,500,000.00
Barclays  Bank  PLC                                     $27,500,000.00
Paribas                                                 $27,500,000.00
Deutsche  Bank  AG                                      $27,500,000.00
MeesPierson  Capital  Corp.                             $20,000,000.00
Bank  of  America,  N.A.                                $20,000,000.00
                                                        --------------

TOTAL                                                  $150,000,000.00

                                                                   Schedule 3.04


Commencing with the 1999 Form 10-K, Borrower will account for its 50% ownership in Triton International Oil Corporation ("TIOC") using the equity method instead of the pro rata consolidation method. For purposes of the 1999 Form 10-K, Borrower will reflect its investment in TIOC at December 31, 1999 as an equity investment in the consolidated balance sheet. The December 31, 1998 consolidated balance sheet will be reclassified to conform to the 1999 presentation.

                                                                   Schedule 3.06

                                Disclosed Matters
                                -----------------


Litigation  and  Environmental  Matters

In re: Triton Energy Limited Securities Litigation. Consolidated lawsuits filed in the United States District Court for the Eastern District of Texas, Texarkana Division, against the Borrower and Thomas G. Finck and Peter Rugg, in their capacities as Chairman and Chief Executive Officer and Chief Financial Officer, respectively. The complaint alleges violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder, and negligent misrepresentation in connection with disclosures concerning the Company's properties, operations, and value relating to a prospective sale of the Company or of all or a part of its assets.

Operating Industries, Inc. One of Borrower's former domestic oil and gas subsidiaries (dissolved) has been named as a potentially responsible party for the clean-up of the Monterey Park, California, Superfund site operated by Operating Industries, Inc.

Hite and Nordell International Resources vs. Triton. Lawsuit by David A. Hite, Nordell International Resources Ltd., and International Veronex Resources, Ltd. against the Borrower, Triton Energy Corporation and Triton Indonesia, Inc. The lawsuit was tried and the jury found in favor of the plaintiffs and assessed compensatory damages in the amount of approximately $700,000 and punitive damages in the amount of approximately $11 million.

Also pending are lawsuits involving Borrower and the other named defendants in the above listed Hite lawsuit involving coverage issues under insurance policies. The lawsuits are (1) American International Specialty Lines Ins. vs. the Borrower, Triton Energy Corporation and Triton Indonesia, Inc.; Cause No. BC220090, Superior Court, CA, and (2) Triton Energy Limited, et al. vs. Sphere Drake Insurance, PLC, et al. Dallas, County, Texas [insurers have removed to federal court].

Aaron  Sherman,  et  al vs Triton Energy Corporation et al. Lawsuit filed in the
___ Judicial District, Dallas County, Texas against the Borrower, Triton Energy Corporation, and Messrs. Finck, Rugg and Holland alleging as causes of action fraud and negligent misrepresentation in connection with disclosures concerning the prospective sale of the Borrower or of all or a part of its assets.

Maria Ninfa Diaz vs. Triton Colombia, Inc., TOTAL, BP and Ecopetrol. Triton Colombia Inc. is a defendant, together with Total, BP and Ecopetrol in a civil action filed in February, 1997 in the 8th Judicial Circuit Court in Bogota by Ninfa Diaz Toloza. The plaintiff's claim arises out of the flaring of natural gas from the Cusiana CPF and the Cupiagua CPF and alleges (1) damage to the environment, (2) inappropriate use of a natural resource, (3) hazard to the people and animal life of the area, (4) interruption to the tranquillity, intimacy and quality of life, (5) reduction in the bovine livestock and (6) noise pollution. In discovery stage.

Juvenal Huertas Romero vs. Triton Colombia, Inc., Case No. 33492, 6th Judicial Labor Circuit of Bogot . Suit seeking damages of Col$50,000,000 for wrongful termination; etc. In discovery stage.

BP Exploration Company (Colombia) Ltd. has informed the Borrower that a "popular action" was instituted against the Ministry of Environment of Colombia alleging that the Ministry issued an environmental license permitting the water injection project to proceed without conducting a thorough analysis and evaluation of the environmental impact of the water injection to the natural resources. BP is currently evaluating its alternatives to intervene in the action.

     SCHEDULE  3.14

                       SECTION 3.14 - LIST OF SUBSIDIARIES
                       -----------------------------------

THE  FOLLOWING  ARE  THE  SUBSIDIARIES  OF  THE  COMPANY  AS OF THE DATE OF THIS
AGREEMENT:




                                                   Jurisdiction of      Jurisdiction where
                                                   ---------------      ------------------
Name                                               Organization         Qualified
----                                               ------------         ---------
Inlet North Sea Corporation                        Delaware
Inlet Oil & Mineral Company (U.K.) Limited         U.K.
North Central Aviation, Inc.                       Delaware
Oil & Gas Colombia GmbH                            Germany               Colombia
Servion, Inc.                                      Delaware
TriBlora Indonesia B.V.                            Netherlands
Triton Air Holdings, Inc.                          Delaware
Triton Algeria, Inc.                               Cayman  Islands
Triton Angola, Inc.                                Cayman  Islands
Triton Asia Holdings, Inc.                         Cayman  Islands
Triton Australia, Inc.                             Cayman  Islands       Australia
Triton Brazil, Inc.                                Cayman  Islands
Triton Cambodia, Inc.                              Cayman  Islands
Triton China Resources, Inc.                       Cayman  Islands
Triton China, Inc. LLC                             Cayman  Islands
Triton Colombia, Inc.                              Cayman  Islands       Colombia
Triton Domestic Oil & Gas Corp.                    Nevada
Triton Ecuador, Inc. LLC                           Cayman  Islands
Triton Energy Corporation                          Delaware              Texas
Triton Equatorial Guinea, Inc.                     Cayman  Islands       [Equatorial  Guinea
                                                                           in process]
Triton Exploration (Malaysia) Sdn. Bhd.            Malaysia
Triton Exploration Services, Inc.                  Delaware              Texas
Triton Financial Services, Inc.                    Cayman  Islands
Triton Guatemala S.A.                              B.V.I.
Triton Hellas Exploration and Exploitation
of Hydrocarbons Anonymous Industrial Technical
and Commercial Company                             Greece
Triton Holdings (U.K.) Limited                     U.K.
Triton Indonesia Resources, Inc.                   Cayman  Islands
Triton Indonesia, Inc.                             Delaware
Triton International Finance, Inc.                 Cayman  Islands
Triton International Oil Corporation,
a Delaware corporation                             Delaware
Triton International Petroleum, Inc.               Cayman  Islands
Triton Italy, Inc.                                 Cayman  Islands       Italy
Triton Madagascar, Inc.                            Cayman  Islands       Madagascar
Triton Mediterranean Oil & Gas N.V.                Netherlands
Triton Oil (GB) Limited                            U.K.
Triton Oil & Gas GmbH                              Germany
Triton Oman Resources, Inc.                        Cayman  Islands       Oman
Triton Oman, Inc.                                  Cayman  Islands
Triton Resources (UK) Limited                      U.K.
Triton Resources Argentina, Inc.                   Cayman  Islands
Triton Tunisia, Inc.                               Cayman  Islands
Triton Ventures, Inc.                              Cayman  Islands






Also own 50% of Triton International Oil Corporation, a Cayman Islands company, which owns 100% of:

Triton Oil Company of Thailand (JDA) Limited, incorporated in Cayman Islands and qualified in Malaysia, Thailand, and

Triton Oil Company of Thailand Ltd. Co., incorporated in Texas and qualified in Thailand, which owns 50% of :

Carigali-Triton  Operating  Co.  SDN.BHD,  a  Malaysia  corporation

                                                                   SCHEDULE 3.15

                            OUTSIDE LETTERS OF CREDIT
                            -------------------------


    EXPIRATION DATE      ISSUER          BENEFICIARY           FACE AMOUNT
    ---------------      ------          -----------           -----------
       9/30/00        MeesPierson       Shell Overseas Co.        725,029

       9/30/00        MeesPierson       Shell Overseas Co.        695,027

      10/14/00        Banque Paribas    Public  Petroleum      10,683,012
                                        Corp. - Greece

       3/22/00        Union Bank        St. Paul Fire &
                                        Marine  Insurance         100,000

       9/8/00         Societe Generale  Public  Petroleum       4,202,515
                                        Corp.  -  Greece










THE  AMOUNT  OF  THE  OUTSIDE  LC  EXPOSURE  IS  $16,405,583.

                                                                   SCHEDULE 6.01

                              EXISTING INDEBTEDNESS
                              ---------------------



DESCRIPTION                                       AMOUNT          MATURITY

Export-Import Bank term loan facility          13,540,712         Jan. 15, 2001

Senior  notes  8 3/4                          199,946,833         April 15, 2002

Senior  notes  9 1/4                          200,000,000         April 15, 2005

Note payable to Triton Financial Services, Inc. (a Subsidiary) in the amount of $14,545,356.

Note  payable  to Triton Italy, Inc. (a Subsidiary)  in the amount of  $280,915.

                                                                   SCHEDULE 6.02

                                 EXISTING LIENS
                                 --------------

Pursuant to the Shareholders Agreement with ARCO JDA Limited and Atlantic Richfield Company (the "ARCO Shareholders Agreement"), the transfer of the shares of any Subsidiary holding the Company's interest in Triton International Oil Corporation is subject to a right of first refusal. This does not apply to a transaction involving a merger of, or a sale of the shares of, the ultimate parent company.

Triton Oil Company of Thailand and Federated Consultant Limited are parties to an Assignment of Overriding Royalty Interest dated march 25, 1993, as amended pursuant to a Consulting Agreement among Triton Energy Corporation, Triton Oil Company of Thailand and Federated Consultant Limited dated January 3, 1996 and Addendum to Consulting Agreement Triton Energy Corporation, Triton Oil Company of Thailand and Federated Consultant Limited dated July 19, 1996.

                                                                   SCHEDULE 6.08

                         EXISTING RESTRICTIVE AGREEMENTS
                         -------------------------------

                                      None

                                                                       EXHIBIT A

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


          Reference is made to the Credit Agreement dated as of February 29, 2000 (as amended and in effect on the date hereof, the "Credit Agreement"), among Triton Energy Limited, the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Competitive Loans and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date  of  Assignment:

Legal  Name  of  Assignor:

Legal  Name  of  Assignee:

Assignee's  Address  for  Notices:

Effective  Date  of  Assignment
("Assignment  Date"):


                                                Percentage  Assigned  of
                                                Facility/Commitment (set forth,
                            Principal           to at least 8 decimals, as a
                         Amount Assigned        percentage of the Facility and
                                                the aggregate Commitments of
                                                all Lenders  thereunder)
                                                                ----------
Facility
--------
Commitment Assigned:     $                                                 %

Revolving  Loans:


The  terms  set forth above and on the reverse side hereof are hereby agreed to:


                                         [Name  of  Assignor],  as  Assignor
                                          ------------------
                                          By:
                                          Name:
                                          Title:






                                         [Name  of  Assignee],  as  Assignee
                                          ------------------
                                          By:
                                          Name:
                                          Title:

The  undersigned  hereby  consents  to  the  within assignment: (8)


TRITON  ENERGY  LIMITED            THE CHASE MANHATTAN BANK,
                                   as Administrative Agent,



By:                                By:
Name:                              Name:
Title:                             Title:











                                   THE CHASE MANHATTAN BANK,
                                   as Issuing Bank


                                   By:
                                   Name:
                                   Title:



(8) Consents to be included  to  the  extent  required  by
Section 9.04(b) of the Credit Agreement.

                                                                     EXHIBIT B-1

                                 ________, 2000



To  the  Lenders  and  the  Administrative  Agent
from  time  to  time  parties  to  the  Credit  Agreement  and
The  Chase  Manhattan  Bank,  as  Administrative  Agent
270  Park  Avenue
New  York,  New  York  10017

Gentlemen:

     We have acted as special counsel to Triton Energy Limited, a Cayman Islands company ("Borrower"), in connection with that certain Credit Agreement dated of even date herewith (the "Credit Agreement"), among Borrower, the Lenders named therein, and The Chase Manhattan Bank, as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

     In our examination we have assumed the genuineness of all signatures other than the Borrower's, due execution and delivery by all parties other than the Borrower of all documents submitted to us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. As to questions of fact material to this opinion, we have relied, to the extent we deem appropriate, upon the certificates of governmental officials. As special counsel for Borrower, we have examined the Credit Agreement and such other documents and have conducted such other investigations of fact and law as we consider necessary to enable us to give this opinion.

Based upon the foregoing and subject in all respects to the qualifications, limitations, conditions, assumptions and exceptions herein expressed, it is our opinion that:

     1. Each of the Borrower and its Material Subsidiaries (i) to our current actual knowledge, without independent investigation, qualified as a foreign corporation and to do business in and in good standing in each jurisdiction where failure to qualify would have a Material Adverse Effect (other than Equatorial Guinea); and (ii) to our current actual knowledge, without independent investigation, has the requisite corporate power and authority to own its properties, to lease the property it operates under lease, and to conduct its business as presently conducted.

     2. The execution, delivery and performance of the Credit Agreement by Borrower (I) will not, violate any law or regulation, or, to our current actual knowledge, any order or decree, of any court or governmental instrumentality of the State of New York, the State of Texas or the United States of America; (ii) will not, to our current actual knowledge, without independent investigation, conflict with or result in the breach or termination of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or any of its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries; (iii) will not, to our current actual knowledge, without independent investigation, result in the creation or imposition of any Lien upon any of the property of Borrower or any of its Subsidiaries, pursuant to any such agreement or instrument referred to in clause
(ii) above; and (iv) do not require the consent or approval of, or registration or filing with, or any other action by, any governmental body, agency, authority of the State of New York, the State of Texas or United States of America except such as have been obtained or made and are in full force and effect or, to our current actual knowledge without independent investigation, any other Person, other than those previously obtained and in full force and effect or as disclosed in the Loan Documents.

     3. The Credit Agreement has been duly executed and delivered by or on behalf of Borrower. Assuming the corporate power and due authorization of Borrower and that the execution, delivery and performance of the Credit
Agreement is not in contravention of any provision of its Memorandum and Articles of Association, the Credit Agreement constitutes a valid and binding agreement of Borrower enforceable in accordance with its terms.

     4. Neither the Borrower nor, to our current actual knowledge, without independent investigation, any of its Subsidiaries is an "investment company" as defined in the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is a 'holding company" as defined in our subject to regulation under the Public Utility Holding Company Act of 1934.

     5. To the best of our current actual knowledge, without independent investigation, no action, claim or proceeding, other than as set forth in the Loan Documents, is now pending or threatened against Borrower, at law, in equity or otherwise, before any Governmental Authority, which, if determined adversely, could reasonably be expected to have a Material Adverse Effect or that involve the Credit Agreement or the Loan Documents.

     The opinions set forth above are limited by, subject to and based on the following:

     (a) The opinions are limited in all respects to the laws of the State of Texas, State of New York and applicable federal law. We are licensed to practice law in the State of New York and Texas only and do not hold ourselves out to be experts on the laws of any jurisdiction other than the States of New York and Texas and the United States of America.

     (b) With respect to the opinions expressed in paragraphs 1(i), 1(ii), 2(i) through (iv) and 5 above, we advise you that we act only as special counsel to Borrower for certain matters and do not represent them in all of their legal matters. "Current actual knowledge" as expressed therein means that no information has come to the attention of the attorneys of this firm currently engaged in this representation that would give us present knowledge of the existence or absence of facts that would render the opinions expressed in paragraphs 1(i), 1(ii), 2(i) through (iv) and 5 above to be untrue. "Without independent investigation" as expressed therein means that we have not investigated or reviewed material which is not in our possession as a result of our retention in connection with this loan facility or other matters for which we have been presently retained by the Borrower.

     (c) Our opinions set forth in paragraph 3 above concerning the enforceability of the Credit Agreement may be limited by and are subject to (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshaling and similar laws affecting the enforcement of creditors' rights and remedies generally (including but not limited to such as may deny giving effect to waivers or debtors' rights), (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) other applicable federal and state laws, statutes, ordinances, rules, regulations, judicial decisions and constitutional requirements may delay but should not materially diminish the practical realization of the enforceability of such obligation, right or remedy.

     (d) We express no opinion as to (i) the enforceability of any particular provision of the Credit Agreement (A) against any party other than Borrower, (B) relating to waivers of defenses, of rights to trial by jury, or rights to object to jurisdiction or venue and other rights or benefits bestowed by operation of law, (C) waivers of provisions which are not capable of waiver under applicable law, (D) grants of powers of attorney, or (E) exculpation clauses, indemnity clauses to the extent violative of public policy or clauses relating to releases or waivers of unmatured rights or claims, or (ii) the availability of any specified equitable relief of any kind.

     (e) The opinions contained herein are limited to the matters expressly set forth in paragraphs 1 through 5 above, and no opinion may be implied or inferred beyond the matters expressly so stated.

     (f) The opinions herein expressed are given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law which may hereafter occur.

     (g) The opinions herein expressed are for the benefit of the Lenders and the Administrative Agent and their successors and assigns and may be relied upon only by the Lenders and the Administrative Agent and their successors and assigns and only in consummating the transactions evidenced by the Credit Agreement.


                              Very  truly  yours,

                              JACKSON  WALKER  L.L.P.



                              By:  _________________________________________
                                   Lawrence  A.  Waks,  Partner



                              By:  _________________________________________
                                   Bryan  C.  Birkeland,  Partner

                                                                     EXHIBIT B-2

                                     WALKERS
                                Attorneys-at-Law

                           WALKER HOUSE, P.O. BOX 265
                            GEORGE TOWN, GRAND CAYMAN
                                 CAYMAN ISLANDS
                     TEL: (345) 949-0100 FAX: (345) 949-7886
                           Internet:- walker@candw.ky

                                                       Our ref:GWP/dw/T183-10663
January[  ],  2000


THE  CHASE  MANHATTAN  BANK
ONE  CHASE  MANHATTAN  PLAZA
8TH  FLOOR,  NEW  YORK,  NEW  YORK
10018
(THE  "BANK")

Dear  Sirs,

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in relation to the Credit Agreement dated ________, 2000 being entered into by TRITON ENERGY LIMITED (the "Company"), the Lenders named therein and the Bank as Administrative Agent (the "Agreement").

For the purposes of giving this opinion, we have examined the documents listed in Schedule 1 hereto.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 hereto, which we have not independently verified.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Agreement nor upon the commercial terms of the transactions contemplated by the Agreement.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 hereto, we are of the opinion that under the laws of the Cayman Islands:

1. The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has full power and legal right to execute and deliver the Agreement and to perform the provisions of the Agreement to be performed on its part.

2. The Agreement has been duly authorized and executed and when delivered by the Company, will constitute the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

3. The execution, delivery and performance of the Agreement, the consummation of the transactions contemplated thereby and the compliance by the Company with the terms and provisions thereof do not:

     (i) contravene any law or regulation of the Cayman Islands applicable to the Company; or

     (ii) contravene the Memorandum and Articles of Association of the Company.

4. Neither the execution, delivery or performance of the Agreement nor the consummation or performance of any of the transactions contemplated thereby by the Company, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Cayman Islands governmental or judicial authority or agency.

5. The law chosen by the Agreement to govern its interpretation would be upheld as a valid choice of law in any action on that document in the courts of the Cayman Islands.

6. There are no stamp duties (other than the stamp duties mentioned in qualification 2 in Schedule 3 hereto), income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Agreement or on any payment to be made by the Company or any other person pursuant to the Agreement.

7. None of the parties to the Agreement (other than the Company) is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Agreement.

8. A judgement obtained in a foreign court will be recognized and enforced in the courts of the Cayman Islands without any re-examination of the merits:


     (a) at common law, by an action commenced on the foreign judgement debt in the Grand Court of the Cayman Islands, where the judgement is final and in respect of which the foreign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; or

     (b) by statute, registration in the Grand Court of the Cayman Islands and execution as if it were a judgement of the Grand Court, where the judgement is a judgement of a superior court of any state of the Commonwealth of Australia which is final and conclusive for a sum of money not in respect of taxes or other charges of a like nature or in respect of a fine, penalty or revenue obligation and which remains enforceable by execution in that jurisdiction.

9. It is not necessary or advisable under the laws of the Cayman Islands that the Agreement or any document relating thereto be registered or recorded in any public office or elsewhere in the Cayman Islands in order to ensure the validity, effectiveness or enforceability of the Agreement.

10. The Company has executed an effective submission to the jurisdiction of the courts of the jurisdiction specified in the Agreement.

11. The Company is subject to civil and commercial law with respect to its obligations under the Agreement and neither the Company nor any of its assets is entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the Cayman Islands in proceedings against the Company in respect of any obligations under the Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

12. There are no actions, suits or proceedings pending against the Company before any court in the Cayman Islands and no steps have been, or are being, taken to compulsorily wind up the Company and no resolution to voluntarily wind up the Company has been adopted by its members.

13. A judgment of a court in the Cayman Islands may be expressed in a currency other than Cayman Islands dollars.

14. On a liquidation of the Company, claims against the Company under the Agreement to which it is party will rank at least pari passu with the claims of
                                                   ---- -----
all  other  unsecured  creditors  (other  than  those  preferred  by  law).

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

                                             Yours  faithfully,

                                             WALKERS

                                   SCHEDULE  1

                           LIST OF DOCUMENTS EXAMINED

(1)          the  Memorandum  and  Articles  of  Association  of  the Company;

(2) a Certificate of Good Standing in respect of the Company dated __________, 2000 issued by the Registrar of Companies;

(3) an executed copy of a Secretary's Certificate dated ______, 2000 containing certified resolutions of the Board of Directors of the Company (the "Resolutions");

(4)          the  executed  Agreement;  and

(5) such other documents as we have considered necessary for the purposes of rendering this opinion.

                                   SCHEDULE 2

     ASSUMPTIONS

The  opinions  hereinbefore  given  are  based  upon  the following assumptions:

                                       --
1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Agreement and that, in so far as any obligation expressed to be incurred under the Agreement is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. The Agreement is within the capacity and powers of and have been or will be duly authorised, executed and delivered by each of the parties thereto (other than the Company) and constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

3. The choice of the laws of the jurisdiction selected to govern the Agreement has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the Cayman Islands).

4. All authorisations, approvals, consents, licences and exemptions required by and all filings and other requirements of each of the parties to the Agreement outside the Cayman Islands to ensure the legality, validity and enforceability of the Agreement have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied.

5. All conditions precedent contained in the Agreement have been or will be satisfied or waived.

6. No disposition of property effected by the Agreement is made wilfully to defeat an obligation owed to a creditor and at an undervalue.

7. The Company was on the date of execution of the Agreement able to pay its debts as they became due from its own moneys, and that any disposition or settlement of property effected by the Agreement is made in good faith and for valuable consideration.

8. The Agreement has not been nor will be executed or delivered in the Cayman Islands.

9. All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed, that all copies are complete and conform to their original and that the Agreement conform in every material respect to the latest drafts of the same produced to us.

10. The Minute Book of the Company examined by us on __________, 2000 at its Registered Office contains a complete and accurate record of the business transacted by it.

11. The corporate records of the Company examined by us on __________, 2000 at its Registered Office constitute its complete and accurate corporate records and that all matters required by law to be recorded therein are so recorded.

12. The Cause List and the Register of Writs and other Originating Process of the Cayman Islands Grand Court maintained by the Clerk of the Courts examined by us at the Courts Office on _________, 2000, constitute a complete record of the proceedings before the Grand Court of the Cayman Islands.

13.    None  of  the  parties  to  the  Agreement  is

     (a) a "person in Iraq" as that term is defined in The Iraq and Kuwait (United Nations Sanctions) (Dependent Territories) Order 1990 or an "Iraqi person" as defined in The Iraq (United Nations) (Sequestration of Assets) (Dependent Territories) Order 1993 or a person resident in the Republic of Iraq for the purposes of The Caribbean Territories (Control of Gold, Securities, Payment and Credits: Kuwait and Republic of Iraq) Order 1990; or

     (b)     a  "person  connected  with  Libya"  as that term is defined in The
Libya  (United  Nations  Sanctions)  (Dependent  Territories)  Order  1992.

14. abThe meeting of the Board of Directors at which the Resolutions were duly adopted was called and held in accordance with the Articles of Association of the Company.

                                   SCHEDULE 3

                                 QUALIFICATIONS

The  opinions  hereinbefore  given  are subject to the following qualifications:


1. The term "enforceable" as used above means that the obligations assumed by the Company under the Agreement are of a type which the courts of the Cayman Islands enforce; it does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

     (a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

     (b)     enforcement  may  be  limited by general principles of equity;

     (c) claims may become barred under statutes of limitation or may be or become subject to defenses of set-off or counterclaim;

     (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

     (e) an award of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

     (f) to the extent that any provision of the Agreement is adjudicated to be penal in nature, it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Agreement which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date maybe limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

     (g) to the extent that the performance of any obligation arising under the Agreement would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands; and

     (h) a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard.

2. Cayman Islands stamp duty will be payable if the Agreement is executed in, brought to, or produced before a court of the Cayman Islands. Such duty would be nominal except in the case of:

     (a) a legal or equitable mortgage or charge of immovable property or a debenture:

          (i) where the sum secured is CIS300,000 (US$360,000) or less, in which case such duty would be 1% of the sum secured;

          (ii) where the sum secured is more than CIS300,000 (US$360,000), in which case such duty would be 1.5% of the sum secured;


     (b) a legal or equitable mortgage of movable property (not including a debenture), in which case such duty would be 1.5% of the sum secured;

     (c) a bill of sale by way of security, in which case such duty would be 1 % of the sum secured;

PROVIDED that no duty shall be payable where the property is situated outside the Cayman Islands and that in the case of a mortgage of moveable property situated in the Cayman Islands granted by an exempted company or by an ordinary non-resident company (as defined in the Companies Law (1995 Revision)) or by a body corporate incorporated outside the Cayman Islands, the maximum duty payable shall be CI$500.00. (US$600.00).

3. A certificate, determination, calculation or designation of any party to the Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, if, for example, it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

4. If any provision of the Agreement is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts.

5. To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

6. Any term of the Agreement may be amended orally by the parties thereto, notwithstanding provisions to the contrary contained therein.

7. Notwithstanding any purported date of execution in any of the Agreement, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Agreement may provide that they have retrospective effect as between the parties thereto alone.

8. The effectiveness of terms in the Agreement excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty are limited by law.

                                                                   EXHIBIT  C

                                BORROWING REQUEST


                                     [DATE]



The  Chase  Manhattan  Bank,  as  Administrative  Agent  under  the  Credit
   Agreement  referred  to  below
One  Chase  Manhattan  Plaza,  8th  Floor
New  York,  New  York  10081

     Attention:  Michael  Cerniglia

Ladies  and  Gentlemen:

     The undersigned refers to the Credit Agreement dated as of February 29, 2000 (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement", the terms defined therein being used herein as therein defined) among Triton Energy Limited, a Cayman Islands company, other financial institutions party ("Lenders"), and The Chase Manhattan Bank, as administrative agent for such Lenders ("Administrative Agent") and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed
Borrowing")  as  required  by  Section  2.03  of  the  Credit  Agreement:

     (i)     The Business Day of the Proposed Borrowing is     , _________.

     (ii) The Type of Advances comprising the Proposed Borrowing is [ABR Loans] [Eurodollar Loans].

     (iii) The aggregate amount of the Proposed Borrowing is $____________________.

     (iv) The location and number of the Borrower account to which funds are to be transferred is ___________.

     (v) The Borrowing Base Utilization on the Business Day of the Proposed Borrowing (after giving effect to the Proposed Borrowing) is _____%.

     (vi) The amount of Outside LC Exposure on the Business Day of the proposed Borrowing is ___________________.

     [(vii) The Interest Period for each Eurodollar Loan made as part of the Proposed Borrowing is _____ months.]

                                   Very  truly  yours,


                                   TRITON  ENERGY  LIMITED



                                   By:_______________________________________
                                   Name:  ____________________________________
                                   Title: ____________________________________

                                                                       EXHIBIT D

                            INTEREST ELECTION REQUEST


                                      [Date]



The  Chase  Manhattan  Bank,  as  Administrative  Agent  under  the  Credit
   Agreement  referred  to  below
One  Chase  Manhattan  Plaza,  8th  Floor
New  York,  New  York  10081

     Attention:  Michael  Cerniglia

Ladies  and  Gentlemen:

     The undersigned refers to the Credit Agreement dated as of February 29, 2000 (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement", the terms defined therein being used herein as therein defined) among Triton Energy Limited, a Cayman Islands company, other financial institutions party ("Lenders"), and The Chase Manhattan Bank, as administrative agent for such Lenders ("Administrative Agent") and hereby gives you notice, irrevocably, pursuant to Section 2.06 of the Credit Agreement that the undersigned hereby makes an Interest Election Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing as required by Section 2.06 of the Credit Agreement:

     (i) The Borrowing (or portion thereof)* to which this Interest Election applies is _______________.

     (ii) The effective date (which must be a Business Day) of the election is ______________________.

     (iii) The resulting Borrowing will be an [ABR Borrowing] [Eurodollar Borrowing].

     (iv) The Borrowing Base Utilization on the effective date of the election is (after giving effect to any new Borrowings on such date) is __%.

     [(v)    The  Interest  Period  Applicable  to  the Eurodollar Borrowing is
__________________________.]











*If this Interest Election applies to only a portion of a Borrowing, submit another Interest Election for the remaining portion or portions.